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                                                                    EXHIBIT 23.1



             CONSENT OF INDEPENDENT AUDITORS - DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Registration Statement Nos. 333-51382, 333-06419, 333-06415, 333-28259, 333-46393, 333-41321, 333-67841,
333-70855, 333-85105, and 333-91505 of Epicor Software Corporation on Form S-8 and Registration Statement Nos. 333-38105 and 333-46395 of Epicor Software Corporation on Form S-3 of our report dated February 6, 2002, except for Note 15, as to which the date is March 27, 2002, appearing in this Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 29, 2002